Exhibit 5.1

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

Entech Solar, Inc.

13301 Park Vista Boulevard, Suite 100

Fort Worth, Texas 76177

Ladies and Gentlemen:

We have acted as counsel to Entech Solar, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) on Form S-1 (the “Registration Statement”) of up to 43,909,091 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 40,909,091 shares of Common Stock issuable upon the exercise of certain Common Stock warrants (the “Common Stock Warrants”) and (ii) 3,000,000 shares of Common Stock previously issued to the Selling Stockholders (as described in the Registration Statement).

In connection with this opinion, we have examined originals or copies of the following documents:

(a) the Company’s certificate of incorporation, as amended and restated and in effect on the date hereof (the “Charter”);

(b) the amended and restated bylaws of the Company (the “Bylaws”);

(c) minutes and records of the corporate proceedings of the Company with respect to the issuance of Common Stock and Common Stock Warrants as referenced above;

(d) the form of Common Stock Warrant and that certain Preferred Stock Purchase Agreement dated February 19, 2010 by and between the Company and the Selling Stockholders (as described in the Registration Statement);

(e) the Registration Statement; and

(f) such other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph and upon the certificate of an officer of the Company referenced in the next paragraph of this opinion, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In rendering the opinion expressed below, we have assumed the genuineness of all signatures on all documents that we examined, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) material to this opinion and as to the content and form of the Charter, Bylaws, minutes, records, resolutions and other documents or writings of the Company, its board of directors or its stockholders, we have relied entirely upon a certificate of an officer of the Company and have assumed, without independent inquiry, the accuracy of such certificate.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States and the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and we express no opinion with respect to any other laws. Our opinion is based on these laws as in effect on the effective date of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the matters discussed herein, including any changes in applicable law which may hereafter occur.

Based upon and subject to the foregoing, we are of the opinion that:

1. The 3,000,000 shares of Common Stock being registered under the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable; and

2. The 40,909,091 shares of Common Stock being registered under the Registration Statement, when issued upon exercise of and in accordance with the terms of the Common Stock Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Bingham McCutchen LLP

BINGHAM MCCUTCHEN LLP